Exhibit 99.1

Quanex Building Products Corporation
Announces Second Quarter Dividend
Houston, Texas, May 31, 2011 — Quanex Building Products Corporation (NYSE:NX), a leading manufacturer of engineered materials, components and systems serving window and door markets, today announced its regular quarterly dividend to shareholders.
The Quanex Board of Directors declared a quarterly cash dividend of $0.04 per share on the company’s common stock, payable June 30, 2011, to shareholders of record on June 16, 2011.
Quanex is an industry-leading manufacturer of engineered components, products and systems serving North America and international window and door OEMs. Our strategy is to profitably grow sales through a combination of organic growth initiatives (new products and programs) and fenestration related acquisitions that provide our customers with a compelling value proposition.
Financial Contact: Jeff Galow, 713-877-5327; Media Contact: Valerie Calvert, 713-877-5305
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